UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 10, 2023

SWK HOLDINGS CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-39184	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

14755 Preston Road, Suite 105, Dallas, TX	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 687-7250

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SWKH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).           Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Wendy DiCicco as Director

On March 10, 2023, Wendy DiCicco resigned from the Board of Directors (the “Board”) of SWK Holdings Corporation (the “Company”), effective March 15, 2023 (the “Effective Date”). Ms. DiCicco’s decision to not stand for re-election did not result from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

Appointment of Jerry Albright as Director

On March 10, 2023, to provide effective transition of responsibilities, the Board appointed Jerry Albright to serve as a director of the Board, effective as of the Effective Date, for a term expiring at the Company’s 2023 annual meeting of stockholders or until his earlier resignation or removal. The Board also appointed Mr. Albright to serve on the Board’s Audit Committee, Governance and Nominating Committee and Compensation Committee (the “Committees”). The Board determined that Mr. Albright is an independent director in accordance with the applicable rules of The Nasdaq Stock Market LLC and otherwise meets all applicable requirements to serve on each of the Committees, including the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”). In addition, the Board has determined that Mr. Albright qualifies as an “audit committee financial expert” pursuant to SEC rules and regulations.

Mr. Albright, age 64, has served as a managing partner of ADIM, LLC (“ADIM”), an investment management firm specializing in establishing protocols, policies, and practices for boards of directors, since February 2019. In addition, Mr. Albright held multiple roles at the Teacher Retirement System of Texas (“TRS”) for nearly three decades until his retirement in May 2020, including as TRS Investment Division’s Deputy Chief Investment Officer, Chief Operating Officer, Director of Investment Operations and, most recently, as its Chief Investment Officer, in which capacity he served from mid-2017 until his retirement. Prior to joining TRS, Mr. Albright was the Executive Vice President and a member of the board of directors of a multi-bank holding company in Texas, in addition to serving as a director on the board of two affiliated banks. Mr. Albright has also previously served on the Advisory Board of the Finance Department at Texas A&M University. Mr. Albright holds a bachelor’s degree in economics from Texas A&M University.

Other than being eligible to receive the standard director compensation generally offered to other non-employee directors and disclosed in the Company’s 2022 Proxy Statement filed on July 18, 2022, there are no arrangements or understandings between either Mr. Albright and any other person pursuant to which Mr. Albright was selected as a director. There are no related party transactions between the Company and Mr. Albright (or any of their immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. Mr. Albright does not have any family relationships with any of the Company’s directors or executive officers.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SWK HOLDINGS CORPORATION

Dated: March 15, 2023	By:	/s/ Joe D. Staggs
Joe D. Staggs
President and Chief Executive Officer